UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2007

MEDICAL DISCOVERIES, INC
(Exact Name of Registrant as Specified in Charter)

Utah
(State of Incorporation)

00-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6033 W. Century Blvd, Suite 1090, Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(801) 582-9583
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

Second Amendment to Asset Sale Agreement

As previously reported on a Current Reports on Form 8-K filed on September 17, 2007, Medical Discoveries, Inc. (the “Company”), together with its wholly owned subsidiary MDI Oncology, Inc. (“MDI,” and collectively with the Company, the “MDI Entities”), entered into a sale and purchase agreement (the “Asset Sale Agreement”) with Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH, an Austrian company (“Eucodis”), pursuant to which Eucodis agreed to acquire certain assets of the Company in consideration for a cash payment and the assumption by Eucodis of certain current indebtedness of the MDI Entities (such transactions, collectively, the “Asset Sale”). The Asset Sale Agreement was subsequently amended on September 30, 2007.

On October 30, 2007, the MDI Entities and Eucodis executed a second amendment (the “Second Amendment”) to the Asset Sale Agreement to extend the closing of the Asset Sale through January 31, 2008.

A copy of the Second Amendment is filed as an exhibit to this Current Report on Form 8-K. The summary of the Second Amendment set forth above is qualified by reference to such exhibit.

ITEM 9.01	EXHIBITS

Exhibit No.	Description
2.1	Second Amendment to Asset Sale Agreement dated October 30, 2007 among Medical Discoveries, Inc., MDI Oncology, Inc. and Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL DISCOVERIES, INC.

Date: November 2, 2007	By:	/s/ JUDY ROBINETT
Judy Robinett
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Second Amendment to Asset Sale Agreement dated October 30, 2007 among Medical Discoveries, Inc., MDI Oncology, Inc. and Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH